Insert WIA tx17

9. Shareholder Meeting Results:
	The Fund's annual meeting
of shareholders was held on May 4,
2004.  Of the 29,060 common shares
outstanding, the following shares
were voted in the meeting:


				For
	Abstain
Election of Class I Trustees:
	Nicholas Dalmaso
				18,000
	271
	Michael Larson
				18,000
	271

Of the 8 preferred shares
outstanding, the following shares
were voted in the meeting:

F
o
r



A
b
s
t
a
i
n
Election of Class I Trustees:
	Nicholas Dalmaso
				7
	0
	Michael Larson
				7
	0